SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2008

PDI, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	0-24249	22-2919486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Saddle River Executive Centre
1 Route 17 South,
Saddle River, NJ 07458
(Address of principal executive offices and zip Code)

(201) 258-8450
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 17, 2008, PDI, Inc. (the “Company”) announced the appointment of Nancy Lurker, age 50, as Chief Executive Officer of the Company and a member of the Company’s Board of Directors, effective November 18, 2008.  Jeffrey E. Smith, who served as the Company’s interim Chief Executive Officer, will resume his role as the Company’s Executive Vice President, Chief Financial Officer and Treasurer and James Farrell, who served as the Company’s interim Chief Financial Officer, will resume his role as the Company’s Vice President, Corporate Controller.

Prior to joining the Company, Ms. Lurker was Senior Vice-President and Chief Marketing Officer for Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, where she oversaw a product portfolio in multiple therapeutic areas from 2006 to 2007.  Prior to that she was President and CEO of ImpactRx, Inc. since 2003, a privately owned company offering among its services the evaluation of the impact of pharmaceutical promotion on the prescribing behavior of the nation's highest prescribing physicians.  From 2000 to 2003, Ms. Lurker served as Group Vice President-Global Primary Care Products for Pharmacia Corporation, where she led a business unit that commercialized drugs for urology, cardiovascular, central nervous system, respiratory and women’s health.  She was also a member of Pharmacia’s U.S. Executive Management Committee, the group responsible for managing all U.S.-based profits as well as all U.S. management policies.  Earlier in her career, she was Vice President for Business Development at National Physicians Corporation, an IPA risk management and practice management group.  During her 14 years at Bristol-Myers Squibb, Ms. Lurker rose from Senior Sales Representative at Mead Johnson to various product management and business development positions, ultimately becoming Senior Director-Worldwide Cardiovascular Franchise Management.  Ms. Lurker received a Bachelor of Science in Biology and Chemistry with high honors from Seattle Pacific University, and an M.B.A. from the University of Evansville in Evansville, Indiana.

In connection with Ms. Lurker’s employment with the Company, she will be paid an annual base salary of $550,000 and will be eligible to participate in the Company’s annual cash incentive and long-term equity incentive programs.  Additionally, the Company will grant Ms. Lurker 140,000 restricted stock units and 280,000 performance contingent stock appreciation rights (“SARs”).  The restricted stock units will vest into shares of the Company’s common stock, $0.01 par value, equally in five installments, with the initial 20% of the units to vest immediately on the grant date and an additional 20% of the units vesting on each anniversary of the grant date over a four year period.  The SARs have a fair market value exercise price and a seven year term to expiration.  The SARs are subject to the same vesting schedule as the restricted stock units but are only exercisable if the following stock performance-based conditions are satisfied:

•
with respect to the initial 94,000 SARs, the closing price of the Company’s common stock listed on Nasdaq has been at least $10.00 per share for sixty consecutive trading days anytime within five years from the grant date;

•
with respect to the next 93,000 SARs, the closing price of the Company’s common stock listed on Nasdaq has been at least $15.00 per share for sixty consecutive trading days anytime within five years from the grant date; and

•
with respect to the final 93,000 SARs, the closing price of the Company’s common stock listed on Nasdaq has been at least $20.00 per share for sixty consecutive trading days anytime within five years from the grant date;

The restricted stock units and SARs granted to Ms. Lurker will vest immediately upon a change of control, subject to the satisfaction of certain stock performance-based conditions with respect to the SARs on the effective date of any such change of control.

The Company has entered into an employment separation agreement with Ms. Lurker (the “Separation Agreement”).  Pursuant to the Separation Agreement, in consideration for her employment with the Company and certain covenants not to compete and not to solicit the Company’s employees or clients for a period of up to eighteen (18) or twenty-four (24) months after termination of employment (depending on the date of her termination), and subject to a general release of claims against the Company, Ms. Lurker is entitled to receive the following benefits if she is terminated without cause or if she resigns for good reason or if her employment is terminated in connection with a change of control on or before November 18, 2010:

•	A payment equal to the product of eighteen (18) times her then current monthly base salary;

•
A payment equal to the actual amount paid to her under any cashed based incentive or bonus plan in which she participates with respect to the last full fiscal year of her participation in such plan prior to the date of her termination of employment with the Company; and

•
Reimbursement for the cost of the premiums for COBRA group health continuation coverage under the Company’s group health plan for coverage during the period beginning on her termination date and ending on the earlier of (i) eighteen (18) months after the termination date or (ii) the date on which she becomes eligible for other group health coverage.

Ms. Lurker is entitled to receive the following benefits if she is terminated without cause or if she resigns for good reason or if her employment is terminated in connection with a change of control after November 18, 2010:

•	A payment equal to the product of twenty-four (24) times her then current monthly base salary;

•
A payment equal to the average of the annual amounts paid to her under any cash-based incentive or bonus plan in which she participates with respect to the last three (3) full fiscal years of her participation in such plan prior to the date of her termination (or, if her participation in such plan is less than three full fiscal years, such shorter number of full fiscal years of participation at the date of termination); and

•
Reimbursement for the cost of the premiums for COBRA group health continuation coverage under the Company’s group health plan for coverage during the period beginning on her termination date and ending on the earlier of (i) twenty-four (24) months after the termination date or (ii) the date on which she becomes eligible for other group health coverage.

A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)              Exhibits

10.1              Employment Separation Agreement with Nancy Lurker

99.1	Press Release dated November 17, 2008.

      * * * * * * *

        SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           PDI, INC.

                                 By: /s/ Jeffrey E. Smith
                                          ------------------------------------
                    Jeffrey E. Smith
                                Chief Financial Officer

Date: November 18, 2008

EXHIBIT INDEX

Exhibit No.                                                      Description
___________                                                      ____________

10.1                                                      Employment Separation Agreement with Nancy Lurker

99.1                                                      Press Release dated November 17, 2008

EXHIBIT 10.1

EXHIBIT 99.1